Exhibit 4

                           PARENT PLEDGE AGREEMENT

      THIS PARENT PLEDGE AGREEMENT (including any amendments, restatements, or other modifications hereto, the "Agreement") dated as of May 25, 2011, is executed and entered into by and between ICTS USA, INC., a New York corporation (together with its successors, "Grantor") and NEWSTAR BUSINESS CREDIT, LLC, in its capacity as the administrative agent for the Lenders ("Administrative Agent"), as follows:

                                  RECITALS:

      A. Huntleigh USA Corporation, a Missouri corporation ("Borrower"), the Lenders party thereto and Administrative Agent are parties to that certain Loan and Security Agreement dated as of May 25, 2011 (as may be as may be renewed, extended, amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement").

      B.    Grantor owns 100% of the equity and voting interests of Borrower.

      B. This Agreement is a condition precedent to the extension of credit to Borrower under the Loan Agreement. Grantor is entering into this Agreement in order to induce Lenders to extend credit to Borrower under the Loan Agreement, and to secure the Secured Obligations under the Loan Agreement.

      ACCORDINGLY, Grantor and Administrative Agent hereby agree as follows:

                                  ARTICLE 1

                                 Definitions
                                 -----------

      Section 1.1 Incorporated Definitions. Terms defined by the Loan Agreement, where used in this Agreement and not otherwise defined herein, shall have the meanings prescribed by the Loan Agreement and are incorporated herein by reference.

      Section 1.2 Additional Definitions. The following definitions shall apply throughout this Agreement:

            "Collateral" means investment property consisting of all of Grantor's now owned or hereafter acquired right, title, and interest in and to all shares of capital stock or other equity ownership interests in Borrower, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such interest, and all certificates (if any) representing same, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect thereof or in exchange therefor, any interest of Grantor in the entries on the books of any securities intermediary pertaining thereto and all proceeds and products of any of the foregoing.

            "Control" has the meaning specified in Article 8 of the UCC or, if applicable, in Section 9-106 of Article 9 of the UCC.

            "Event of Default" means an event described in Section 5.1.

            "Lenders" means the lenders party to the Loan Agreement, together with their respective successors and permitted assigns, and "Lender" means any of such Lenders.

PARENT PLEDGE AGREEMENT, Page 1

            "Secured Obligations" means the "Obligations" as defined by the Loan Agreement, which definition is incorporated herein by reference.

            "Security" has the meaning specified in Article 8 of the UCC.

            "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection, or priority of, or remedies with respect to, Administrative Agent's Lien on any Collateral.

      Section 1.3 Interpretive Provisions. Unless expressly provided otherwise, any term which is defined by the UCC, wherever used in this
Agreement, shall have the same meaning as is prescribed by the UCC. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context indicates otherwise, references to "Section," "Subsection," "clause" "Schedule" and "Exhibit" are references to this Agreement. The term "documents" (if not capitalized as a defined term) includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." Unless the context requires otherwise, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." The term, "discretion," when used in reference to a Person, means the sole and absolute discretion of such Person, honestly determined by such Person under the circumstances. Unless otherwise expressly provided herein, references to agreements (including this Agreement) and other contractual documents shall be deemed to include all subsequent amendments, restatements and other modifications thereto, and references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among the parties, have been reviewed by counsel to each party and are the products of all parties, and in consideration thereof, it is agreed that they shall not be construed against either party solely because of such party's involvement in their preparation.

                                  ARTICLE 2

                          Grant of Security Interest
                          --------------------------

      Section 2.1 Grantor hereby grants to Administrative Agent, for the benefit of the Lenders, a continuing security interest, pledge and collateral assignment in, to and of the Collateral, both now owned and hereafter acquired by or arising in favor of Grantor, to secure the prompt, full and complete payment and performance of the Secured Obligations.

                                  ARTICLE 3

                        Representations and Warranties
                        ------------------------------

      Grantor represents and warrants to Administrative Agent and the Lenders as follows:

      Section 3.1 Title, Perfection, and Priority. Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral,
free  and  clear  of  all  Liens   except  for  Liens   created  in

PARENT PLEDGE AGREEMENT, Page 2
favor of Administrative Agent under this Agreement. Grantor and has full power and authority to grant to Administrative Agent the security interest in the Collateral as provided by this Agreement.

      Section 3.2 Intentionally Omitted.

      Section 3.3 Principal Location. Grantor's mailing address and chief executive office is set forth on Exhibit A.

      Section 3.4 No Financing Statements, Pledge Agreements, or Security Agreements. No effective financing statement or pledge or security agreement describing all or any portion of the Collateral has been filed or is of record in any jurisdiction except (a) for financing statements or pledge agreements naming Administrative Agent as the secured party.

      Section 3.5 Collateral.

            (a) Exhibit A sets forth a complete and accurate list of all of the Collateral. All Collateral has been duly authorized, validly issued, and is fully paid and non-assessable. With respect to any certificates delivered to Administrative Agent representing the Collateral, such certificates are securities as defined in Article 8 of the UCC. No Collateral is held by a financial intermediary. None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject. There are no options, warrants, calls or commitments of any character relating to the Collateral or which obligate Borrower to issue additional capital stock or ownership interests. No consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the execution, delivery or performance by Grantor of this Agreement, or for the exercise by Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection therewith by laws affecting the offering and sale of securities generally.

                                  ARTICLE 4

                                  Covenants
                                  ---------

      From the date of this Agreement, and thereafter until this Agreement is terminated, Grantor agrees that:

      Section 4.1 General.

            (a) Collateral Records. Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to Administrative Agent such reports relating to the Collateral as Administrative Agent shall from time to time request.

            (b) Authorization to File Financing Statements; Ratification. Grantor hereby authorizes Administrative Agent to file, and if requested will deliver to Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral by any description which reasonably approximates the description contained in this Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Grantor also agrees to furnish any such information to
Administrative Agent promptly upon request. Grantor also ratifies its authorization for Administrative

PARENT PLEDGE AGREEMENT, Page 3

Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

            (c)   Further  Assurances.   Grantor  will,  if  so  requested  by
Administrative Agent, furnish to Administrative Agent, as often as Administrative Agent requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as Administrative Agent may reasonably request, all in such detail as Administrative Agent may specify. Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

            (d) Disposition of Collateral. Grantor will not sell, lease, or otherwise dispose of the Collateral.

            (e) Liens. Grantor will not create, incur, or suffer to exist any Lien on the Collateral except the Liens created by this Agreement.

            (f) Other Financing Statements. Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by Administrative Agent without the prior written consent of Administrative Agent, subject to Grantor's rights under Section 9-509(d)(2) of the UCC.

            (g) Compliance with Terms. Grantor will perform and comply with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.

      Section 4.2 Delivery. Grantor will (a) deliver to Administrative Agent immediately upon execution of this Agreement the originals of all securities constituting Collateral (if any then exist), (b) hold in trust for
Administrative Agent upon receipt and immediately thereafter deliver to Administrative Agent any securities constituting Collateral, and (c) upon Administrative Agent's request, deliver to Administrative Agent (and thereafter hold in trust for Administrative Agent upon receipt and immediately deliver to Administrative Agent) all proceeds of any Collateral.

      Section   4.3   Uncertificated    Collateral.    Grantor   will   permit
Administrative Agent from time to time to cause the appropriate issuers of uncertificated securities or other types of Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Administrative Agent granted pursuant to this Agreement. Grantor will take any actions necessary to cause the issuers of uncertificated securities which are Collateral to cause Administrative Agent to have and retain Control over such Collateral.

      Section 4.4 Collateral.

            (a) Changes in Capital Structure. Grantor will not (i) permit or suffer Borrower to dissolve, merge, liquidate, retire any of its capital stock constituting Collateral, reduce its capital, sell, or encumber all or substantially all of its assets or merge or consolidate with any other entity or (ii) vote any Collateral in favor of any of the foregoing.

            (b)   Registration   of   Collateral.   Grantor  will  permit  any
registerable Collateral to be registered in the name of Administrative Agent or its nominee at any time.

PARENT PLEDGE AGREEMENT, Page 4

            (c)   Exercise of Rights in Collateral.

                  (i) Without in any way limiting the foregoing and subject to clause (ii) following, Grantor shall have the right to exercise all voting rights or other rights relating to the Collateral for all purposes not inconsistent with this Agreement, the Loan Agreement, or any other Loan Document; provided, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of Administrative Agent in respect of the Collateral.

                  (ii)  Grantor  will  permit   Administrative  Agent  or  its
nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to Collateral, including, without limitation, exchange, subscription, or any other rights, privileges, or options pertaining to any constituting Collateral as if it were the absolute owner thereof.

                  (iii) Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Collateral solely to the extent not in violation of the Loan Agreement other than any of the following distributions and payments (collectively referred to as the "Excluded Payments"): (A) dividends and interest paid or payable other than in cash in respect of any Collateral, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in capital of an issuer; and (C) cash paid, payable, or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Collateral; provided, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement.

                  (iv) All Excluded Payments and all other distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to Administrative Agent to hold as Collateral and shall, if received by Grantor, be received in trust for the benefit of Administrative Agent, be segregated from the other property or funds of Grantor, and be forthwith delivered to Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

      Section 4.5 No Interference. Grantor agrees that it will not interfere with any right, power, or remedy of Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Administrative Agent of any one or more of such rights, powers or remedies.

      Section 4.6 Change of Name or Location. Grantor shall not change its name, principal place of business, mailing address or jurisdiction of organization, in each case, unless Administrative Agent shall have received at least 30 days' prior written notice of such change.

                                  ARTICLE 5

                        Events of Default and Remedies
                        ------------------------------

      Section 5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

            (a) Any representation or warranty made by or on behalf of Grantor under or in connection with this Agreement shall have been materially incorrect when made or deemed made.

            (b) The breach by Grantor of any of the terms or provisions of this Agreement.

PARENT PLEDGE AGREEMENT, Page 5

            (c) The occurrence of any "Event of Default" under, and as defined in, the Loan Agreement.

            (d) Any Collateral shall at any time constitute a Security or Borrower shall take any action to have any Collateral treated as a security unless (i) all certificates or other documents constituting such security have been delivered to Administrative Agent within five Business Days of the issuance thereof and such security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise or (ii) Administrative Agent shall have established Control of such security within five Business Days of issuance thereof.

      Section 5.2 Remedies.

            (a) Upon the occurrence of an Event of Default, Administrative Agent may exercise any or all of the following rights and remedies:

                  (i) those rights and remedies provided in this Agreement, provided, that this Section 5.2(a) shall not be construed to limit any rights or remedies available to Administrative Agent prior to an Event of Default;

                  (ii) those rights and remedies available to a secured party under the UCC or under any other Applicable Law; and

                  (iii) concurrently with written notice to Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Collateral, exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal, and other distributions made thereon, and otherwise act with respect to the Collateral as though Administrative Agent was the outright owner thereof.

            (b) Administrative Agent shall have the right to comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

            (c) Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Administrative Agent or any Lender, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption Grantor hereby expressly releases.

            (d) Until Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Administrative Agent. Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Administrative Agent's remedies with respect to such appointment without prior notice or hearing as to such appointment.

            (e) Notwithstanding the foregoing, Administrative Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, Grantor, any other obligor, guarantor, pledgor, or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to

PARENT PLEDGE AGREEMENT, Page 6
resort to the  Collateral or any such guarantee in any  particular  order,  or
(iii) effect a public sale of any Collateral.

            (f) Grantor recognizes that Administrative Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) preceding. Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit Grantor or the issuer of the Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Grantor and the issuer would agree to do so.

      Section 5.3 Grantor's Obligations Upon Default. Upon the request of Administrative Agent after the occurrence of a Default, Grantor will:

            (a) assemble and make available to Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by Administrative Agent, whether at Grantor's premises or elsewhere;

            (b) permit Administrative Agent, including Administrative Agent's representatives and agents, to enter, occupy, and use any premises owned or controlled by Grantor where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay Grantor for such use and occupancy;

            (c) prepare and file, or cause an issuer of Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Collateral as Administrative Agent may request, all in form and substance satisfactory to Administrative Agent, and furnish to Administrative Agent, or cause an issuer of Collateral to furnish to Administrative Agent, any information regarding the Collateral in such detail as Administrative Agent may specify; and

            (d) in Administrative Agent's discretion, take, or cause an issuer of Collateral to take, any and all actions necessary to register or qualify the Collateral to enable Administrative Agent to consummate a public sale or other disposition of the Collateral.

                                  ARTICLE 6

                            Attorney in Fact; Proxy
                            -----------------------

     Section 6.1 Authorization for Secured Party to Take Certain Action.

            (a) Grantor irrevocably authorizes Administrative Agent at any time and from time to time in the sole discretion of Administrative Agent and appoints Administrative Agent as its attorney in fact (i) to execute on behalf of Grantor as debtor and to file financing statements necessary or desirable in Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of Administrative Agent's security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral,
(iii) to file a carbon, photographic, or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing

PARENT PLEDGE AGREEMENT, Page 7
statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Administrative Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral as may be necessary or advisable to give Administrative Agent Control over such Collateral, (v) to apply the proceeds of any Collateral received by Administrative Agent to the Secured Obligations as provided in Section 7.1, (vi) to discharge past due taxes, assessments, charges, fees, or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to prepare, file and sign Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of Grantor, (viii) to prepare, file and sign Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral, and (ix) to do all other acts and things necessary to carry out this Agreement; and Grantor agrees to reimburse Administrative Agent on demand for any payment made or any expense incurred by Administrative Agent in connection with any of the foregoing; provided that this authorization shall not relieve Grantor of any of its obligations under this Agreement or under the Loan Agreement.

            (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on Administrative Agent under this Section
6.1 are solely to protect Administrative Agent's interests in the Collateral and shall not impose any duty upon Administrative Agent to exercise any such powers.

      Section 6.2 Proxy. GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN
SECTION 6.1 PRECEDING) OF GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED
COLLATERAL, THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS, AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR THE AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

      Section 6.3 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER ADMINISTRATIVE AGENT NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT, OR CONSEQUENTIAL DAMAGES.

PARENT PLEDGE AGREEMENT, Page 8

                                  ARTICLE 7

               Collection and Application of Collateral Proceeds
               -------------------------------------------------

      Section 7.1 Application of Proceeds; Deficiency. Any proceeds of the liquidation or other disposition of Collateral which are used to reduce amounts owing under the Loan Agreement shall be applied to Grantor's obligations under Section 8.11 and to the Secured Obligations, in Administrative Agent's discretion. The balance of any such amounts, if any, after all of the Secured Obligations have been satisfied, shall be returned by Administrative Agent to Grantor.

                                  ARTICLE 8

                              General Provisions

      Section 8.1 Waivers. Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantor, addressed as set forth in Article 9, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Administrative Agent arising out of the repossession, retention, or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Administrative Agent as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Administrative Agent any valuation, stay, appraisal, extension, moratorium, redemption, or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

      Section 8.2 Limitation on Administrative Agent's Duty with Respect to the Collateral. Administrative Agent shall have no obligation to prepare the Collateral for sale. Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Administrative Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Administrative Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on Administrative Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is commercially reasonable for Administrative Agent (a) to fail to incur expenses deemed significant by Administrative Agent to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature,
(f) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of

PARENT PLEDGE AGREEMENT, Page 9
assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Administrative Agent, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by Administrative Agent would be commercially reasonable in Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to Grantor or to impose any duties on Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.2.

      Section 8.3 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, Administrative Agent may perform or pay any obligation which Grantor has agreed to perform or pay in this Agreement and Grantor shall reimburse Administrative Agent for any amounts paid by Administrative Agent pursuant to this Section 8.3. Grantor's obligation to reimburse Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

      Section 8.4 Specific Performance of Certain Covenants. Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 5.3, or 7.1 will cause irreparable injury to Administrative Agent, that Administrative Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Administrative Agent to seek and obtain specific performance of other obligations of Grantor contained in this Agreement, that the covenants of Grantor contained in the Sections referred to in this Section
8.4 shall be specifically enforceable against Grantor.

      Section 8.5 Dispositions Not Authorized. Grantor is not authorized to sell or otherwise dispose of the Collateral and notwithstanding any course of dealing between Grantor and Administrative Agent or other conduct of Administrative Agent, no authorization to sell or otherwise dispose of the Collateral shall be binding upon Administrative Agent unless such authorization is in writing signed by Administrative Agent.

      Section 8.6 No Waiver; Amendments; Cumulative Remedies. No delay or omission of Administrative Agent to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment, or other variation of the terms, conditions, or provisions of this Agreement whatsoever shall be valid unless in writing signed by Administrative Agent and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Administrative Agent until the Secured Obligations have been paid in full.

      Section 8.7 Limitation by Law; Severability of Provisions. All rights, remedies, and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or

PARENT PLEDGE AGREEMENT, Page 10
registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

      Section 8.8 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

      Section 8.9 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Grantor, the Lenders, Administrative Agent and their respective successors and assigns (including any Person who becomes an assignee, a Lender or Administrative Agent under the Loan Agreement and all Persons who become bound as a debtor to this Agreement), except that Grantor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Administrative Agent hereunder.

      Section 8.10 Survival of Representations. All representations and warranties of Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

      Section 8.11 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Agreement shall be paid by Grantor, together with interest and penalties, if any. Grantor shall reimburse Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors', and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Administrative Agent) paid or incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by Grantor.

      Section 8.12 Headings. The title and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

      Section 8.13 Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Loan Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or Supporting Letter of Credit has been delivered to Administrative Agent as required by the Loan

PARENT PLEDGE AGREEMENT, Page 11

Agreement) and no commitment of Administrative Agent which would give rise to any Secured Obligations is outstanding.

      Section 8.14 Entire Agreement. This Agreement embodies the entire agreement and understanding between Grantor and Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between Grantor and Administrative Agent relating to the Collateral.

      Section 8.15 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS.

      Section 8.16 Consent to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY GRANTOR AGAINST ADMINISTRATIVE AGENT OR ANY AFFILIATE OF ADMINISTRATIVE AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

      Section 8.17 Waiver of Jury Trial. GRANTOR AND ADMINISTRATIVE AGENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      Section 8.18 Indemnity. Grantor hereby agrees to indemnify Administrative Agent, and its respective successors, assigns, agents, and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind or nature (including, without limitation, all expenses of litigation or preparation therefor whether or not Administrative Agent is a party thereto) imposed on, incurred by, or asserted against Administrative Agent, or its respective successors, assigns, agents, and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return, or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by Administrative Agent or Grantor, and any claim for Patent, Trademark, or Copyright infringement).

      Section 8.19 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

PARENT PLEDGE AGREEMENT, Page 12

                                   ARTICLE 9

                                    Notices
                                    -------

      Section 9.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to Grantor at the address set forth on Exhibit A as its mailing address and principal place of business, and to Administrative Agent at the address set forth in accordance with the Loan Agreement.

 Section 9.2 Change in Address for Notices. Grantor and Administrative Agent may change the address for service of notice upon it by a notice in writing to the other party.

                           REMAINDER OF PAGE BLANK

PARENT PLEDGE AGREEMENT, Page 13

      IN WITNESS WHEREOF, Grantor and Administrative Agent have executed this Agreement as of the date first above written.

                                    GRANTOR:

                                    ICTS USA, INC.

                                    By:   /s/ Avraham Dan
                                        --------------------------------------
                                          Avraham Dan, President


                                    ADMINISTRATIVE AGENT:

                                    NEWSTAR BUSINESS CREDIT, INC., as
                                    administrative agent

                                    By:   /s/ Greg Gentry
                                        --------------------------------------
                                          Greg Gentry, Senior Vice President

PARENT PLEDGE AGREEMENT, Page 14